Exhibit 99.1

ABIOMED REPORTS THIRD QUARTER FISCAL 2010 FINANCIAL RESULTS

•	U.S. Commercial Impella Revenue of $14.5 Million, Up 116%

DANVERS, Mass. — February 4, 2010 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2010 revenue of $22.8 million, up 32% compared to revenue of $17.3 million for the same period of fiscal 2009.

Financial and operating highlights during the third quarter of fiscal 2010 include:

•

U.S. commercial Impella revenue totaled $14.5 million, up 116% compared to revenue of $6.7 million in the third quarter of fiscal 2009. U.S. commercial reorders totaled $8.2 million, up 173% from $3.0 million in the third quarter of fiscal 2009.

•	Worldwide Impella revenue totaled $15.9 million, up 81% compared to revenue of $8.8 million for the third quarter of fiscal 2009.

•

Approximately 425 U.S. commercial patients were treated with Impella® 2.5, 5.0 or LD, a 166% increase compared to approximately 160 commercial patients in the third quarter of fiscal 2009. A total of approximately 1,625 U.S. commercial patients have been treated with Impella as of the end of the third quarter of fiscal 2010.

•	An additional 66 U.S. hospitals purchased Impella 2.5 for commercial use during the quarter, bringing the total to 392 commercial customers.

•	Approximately 80% of Impella U.S. customers were upgraded to the new Impella platform, which includes the Quick Setup Kit.

•	Twenty four patients were enrolled in the Protect II study, for a total of 314 patients completed, or 48% of the 654 patients required.

•	Non-Impella revenue was $6.9 million, up 1% sequentially from the second quarter of fiscal 2010 and 18% lower than the third quarter of fiscal 2009.

•	Gross margin for the quarter was 75% compared to 74% in the third quarter of fiscal 2009.

•	The GAAP net loss was $4.6 million, or $0.12 per share, compared to a GAAP net loss of $7.7 million, or $0.21 per share for the third quarter of fiscal 2009.

•

The non-GAAP net loss, after excluding stock-based compensation expense of $2.2 million and intangibles amortization expense of $0.4 million, was $2.0 million, or $0.05 per share, compared to the non-GAAP net loss of $5.4 million, or $0.15 per share, for the third quarter of fiscal 2009, after excluding stock-based compensation expense of $1.9 million and intangibles amortization expense of $0.4 million.

•

Cash burn for the third quarter was $0.6 million, with cash, cash equivalents plus short and long-term marketable securities totaling $51.7 million compared to $52.3 million at the end of the second fiscal quarter of 2010.

IMPELLA US COMMERCIAL LAUNCH

	Q2’09	Q3’09	Q4’09	Q1’10	Q2’10	Q3’10	Growth Q3’10 vs. Q3’09
# of Patients per Quarter	100	160	261	341	338	425	166%
Avg. # of Patients Supported per Week	8	12	20	26	26	33	175%
# of Hospitals added per Quarter	108	55	66	47	50	66	20%

Total U.S. Commercial Revenue	$6.2M	$6.7M	$9.1M	$10.5M	$12.1M	$14.5M	116%

U.S. Reorder Revenue (Contribution to Total Commercial Revenue)	$2.0M	$3.0M	$4.9M	$6.4M	$6.6M	$8.2M	173%

Total Worldwide Impella Revenue (ROW, Commercial & Trial)	$10.5M	$8.8M	$11.2M	$12M	$13.2M	$15.9M	81%

“We posted a record fiscal third quarter driven by year over year patient utilization growth of 166% and strong operational performance” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “By the end of the quarter, the majority of sites had received our new Impella 2.5 Quick Setup Kit which significantly reduces set up times and positions us well for urgent and emergent patient situations. In addition, we reduced our cash burn to $600k. We continue to execute our Impella strategy of demonstrating clinical utility, ease of use and physician and field training.”

Abiomed today updated revenue guidance for the full fiscal year 2010 to reflect a fiscal fourth quarter focus on existing site Impella utilization and training rather than on new Impella site openings and the legacy business. For the full fiscal year 2010, the Company reaffirms Impella revenue guidance in the range of $55 million to $58 million, reflecting a growth rate for Impella of 50% to 60% but is revising its total revenue guidance from a range of $86 million to $91 million to a range of $84 million to $86 million.

The Company will host a conference call on Thursday, February 4, 2010 at 8 a.m. ET to discuss its third quarter fiscal 2010 results. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.202.3109; the international number is 617.213.8844. The access participant code is 44119781. A replay of this conference call will be available beginning at 11 a.m. ET on February 4, 2010 through 11:59 p.m. ET on February 18, 2010. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 51319497.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation and intangibles amortization, as well as cash burn, which we define as the change in cash, cash equivalents, short and long-term marketable securities and restricted securities. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Public Relations Specialist

978-646-1553

ir@abiomed.com

###

Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2009	March 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,236	$1,785
Short-term marketable securities	48,476	55,394
Accounts receivable, net	14,400	15,724
Inventories	12,629	14,777
Prepaid expenses and other current assets	822	809

Total current assets	79,563	88,489
Property and equipment, net	7,225	7,792
Intangible assets, net	3,549	4,359
Goodwill	39,595	31,295
Long-term marketable securities	—	3,721
Other assets	302	302

Total assets	$130,234	$135,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,826	$5,550
Accrued expenses	10,891	10,818
Deferred revenue	1,098	1,211

Total current liabilities	16,815	17,579
Long-term deferred tax liability	2,797	2,086
Other long-term liabilities	460	310

Total liabilities	20,072	19,975

Commitments and contingencies (Note 11)
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	375	367
Authorized - 100,000,000 shares; Issued - 37,541,415 shares at December 31, 2009 and 36,736,843 shares at March 31, 2009;
Outstanding - 37,490,461 shares at December 31, 2009 and 36,685,889 shares at March 31, 2009
Additional paid-in-capital	372,507	362,097
Accumulated deficit	(263,990)	(243,991)
Treasury stock at cost - 50,954 shares	(827)	(827)
Accumulated other comprehensive income (loss)	2,097	(1,663)

Total stockholders’ equity	110,162	115,983

Total liabilities and stockholders’ equity	$130,234	$135,958

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Revenue:
Product	$22,623	$17,081	$61,937	$53,128
Funded research and development	176	190	797	499

Total Revenue	22,799	17,271	62,734	53,627

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,772	4,519	16,290	14,939
Research and development	6,397	5,203	19,166	18,197
Selling, general and administrative	15,190	13,227	45,973	40,639
Amortization of intangible assets	382	362	1,107	1,199

	27,741	23,311	82,536	74,974

Loss from operations	(4,942)	(6,040)	(19,802)	(21,347)

Other income and expense:
Investment income (expense), net	275	(1,709)	372	(1,508)
Gain on sale of WorldHeart stock	—	313	—	313
Other income (expense), net	62	(81)	(141)	(1)

	337	(1,477)	231	(1,196)

Loss before provision for income taxes	(4,605)	(7,517)	(19,571)	(22,543)
Income tax (benefit) provision	(40)	182	428	600

Net loss	$(4,565)	$(7,699)	$(19,999)	$(23,143)

Basic and diluted net loss per share	$(0.12)	$(0.21)	$(0.54)	$(0.67)
Weighted average shares outstanding	37,011	36,051	36,829	34,470